UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 7, 2016

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-320-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF    240.14d-2(b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On December 21, 2015, the Company filed a Certificate of Designations for its Series B Convertible Preferred Stock (the “Series B Preferred Stock”) with the Secretary of State of the State of Nevada.  [See Exhibit 3.1(c) to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 30, 2015.]  Five Hundred (500,000) Thousand shares of the Company’s authorized preferred stock are designated as the Series B Preferred Stock, par value of $0.001 per share and with a stated value of $0.001 per share (the “Stated Value”).  On November 7, 2016, the Company filed a Certificate of Correction to the Series B Preferred Stock Certificate of Designation to remove paragraph (iii) of Section 6(a) thereof, which paragraph provided for adjustments to the conversion ratio for outstanding shares of Series B Preferred Stock in the event of stock splits and combinations of shares, since the Series B Preferred Stock was authorized solely for management compensation issuances where it would not be appropriate to adjust the number of underlying conversion shares in the event of combinations in the outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1(d)	Certificate of Correction, filed with the Nevada Secretary of State on November 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2016	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer